UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2008

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2008, Arizona Public Service Company (the “Company”) entered into a letter agreement with Randall K. Edington, Executive Vice President and Chief Nuclear Officer, Arizona Public Service Company, pursuant to which:
•	Mr. Edington’s base salary was increased to $800,000, effective June 1, 2008.
•	The Company agreed to enter into a separate Deferred Compensation Agreement with Mr. Edington, pursuant to which, the Company will credit Mr. Edington’s deferred compensation account with $1 million, effective as of July 15, 2008. The Company will increase this account balance by an additional $1 million on June 1 of each year, beginning June 1, 2009, until the account reaches $4 million on June 1, 2011. The account will vest on June 1, 2012, and will be payable before that date upon Mr. Edington’s death, disability, or involuntary termination.
•	Effective July 15, 2008, the Company will establish for Mr. Edington a life insurance benefit of $3 million that decreases by $1 million on June 1 of each year, beginning June 1, 2009, until the life insurance benefit terminates on June 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: July 25, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Operating Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: July 25, 2008	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Executive Officer